Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-42188, No. 333-107134, No. 333-108086, No. 333-110813 and No. 333-112006) and in the related Prospectus of Nabi Biopharmaceuticals and the Registration Statements (Forms S-8 No. 333-109017, No. 333-38868, No. 333-38864, No. 333-95269, No. 333-81009, No. 333-56037, No. 333-56071, No. 033-65069 and No. 033-60795) pertaining to the Nabi 2000 Employee Stock Purchase Plan, Nabi Savings and Retirement Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, 1998 Non-Qualified Employee Stock Option Plan, Stock Plan for Non-Employee Directors, 1990 Equity Incentive Plan, 1998 Non-Qualified Employee Stock Option Plan and Option Agreements with Non-Employee Directors, 1990 Equity Incentive Plan and 1989 Stock Plan and Informal Stock Option Program, and 1990 Equity Incentive Plan and Stock Plan for Non-Employee Directors of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Nabi Biopharmaceuticals included in its Annual Report (Form 10-K) for the year ended December 27, 2003.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida

February 27, 2004